Exhibit 4.15
TWENTY-FIRST SUPPLEMENTAL INDENTURE
TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of October [•], 2022 (this “Supplemental Indenture”), by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (the “Company”), having its principal offices at 8711 River Crossing Blvd., Indianapolis, Indiana 46240, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to J.P. Morgan Trust Company, N.A.), a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602.
RECITALS OF THE COMPANY
WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of July 28, 2006 (the “Original Indenture”), as amended and supplemented by a Thirteenth Supplemental Indenture, dated as of June 23, 2016 (the “13th Supplemental Indenture”), a Fourteenth Supplemental Indenture, dated as of December 12, 2017 (the “14th Supplemental Indenture”), a Fifteenth Supplemental Indenture, dated as of September 11, 2018 (the “15th Supplemental Indenture”), a Sixteenth Supplemental Indenture, dated as of November 15, 2019 (the “16th Supplemental Indenture”), a Seventeenth Supplemental Indenture, dated as of February 21, 2020 (the “17th Supplemental Indenture”), an Eighteenth Supplemental Indenture, dated as of June 29, 2020 (the “18th Supplemental Indenture”), a Nineteenth Supplemental Indenture, dated as of January 21, 2021 (the “19th Supplemental Indenture”), and a Twentieth Supplemental Indenture, dated as of November 10, 2021 (the “20th Supplemental Indenture” and, collectively with the 13th Supplemental Indenture, the 14th Supplemental Indenture, the 15th Supplemental Indenture, the 16th Supplemental Indenture, the 17th Supplemental Indenture, the 18th Supplemental Indenture and the 19th Supplemental Indenture, the “Supplemental Indentures” and, together with the Original Indenture, as so amended and supplemented, the “Base Indenture”), providing for the issuance by the Company from time to time for its lawful purposes debt securities evidencing its unsecured indebtedness.
WHEREAS, Section 902 of the Base Indenture provides for the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, to enter into an indenture supplemental to the Base Indenture.
WHEREAS, Prologis, L.P., a Delaware limited partnership (“Prologis, L.P.”) has solicited the consent of Holders of the Company’s 3.250% Senior Notes due June 30, 2026, (the “2026 Notes”), 3.375% Senior Notes due December 15, 2027 (the “2027 Notes”), 4.000% Senior Notes due September 15, 2028 (the “2028 Notes”), 2.875% Senior Notes due November 15, 2029 (the “2029 Notes”), 1.750% Senior Notes due July 1, 2030 (the “2030 Notes”), 1.750% Senior Notes due February 1, 2031 (the “2031 Notes”), 2.250% Senior Notes due January 15, 2032 (the “2032 Notes”) and 3.050% Senior Notes due March 1, 2050 (the “2050 Notes” and, together with the 2026 Notes, the 2027 Notes, the 2028 Notes, the 2029 Notes, the 2030 Notes, the 2031 Notes and the 2032 Notes, the “Consent Securities”) to the amendments effected by this Supplemental Indenture.
WHEREAS, the Holders of not less than a majority in aggregate principal amount of all of the Outstanding (i) Consent Securities voting as a single class, (ii) the 2026 Notes voting as a single class, (iii) the 2027 Notes voting as a single class, (iv) the 2028 Notes voting as a single class, (v) the 2029 Notes voting as a single class, (vi) the 2030 Notes voting as a single class, (vii) the 2031 Notes voting as a single class, (viii) the 2032 Notes voting as a single class and (ix) the 2050 Notes voting as a single class, have consented to the applicable amendments effected by this Supplemental Indenture.
WHEREAS, the Board of Directors of Duke Realty Corporation, the general partner of the Company, has duly adopted resolutions approving the changes described in this Supplemental Indenture and authorizing the Company to execute and deliver this Supplemental Indenture.
WHEREAS, all things necessary to make the Base Indenture, as hereby modified, a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and of the covenants contained herein and in the Original Indenture, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders, as applicable, of (i) the Consent Securities and (ii) Securities issued on or after the date of this Supplemental Indenture (unless, with respect to Securities referenced in this clause (ii), otherwise provided in the Officers’ Certificate or supplemental indenture authorizing any such series of Securities), as follows:
ARTICLE ONE
AMENDMENTS TO BASE INDENTURE AND CONSENT SECURITIES
Section 1.1.   Relation to Base Indenture.   This Supplemental Indenture constitutes an integral part of the Base Indenture.
Section 1.2.   Definitions.   For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:
(a)   Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture.
(b)   All references herein to Articles, Sections and clauses, unless otherwise specified, refer to the corresponding Articles, Sections and clauses of this Supplemental Indenture.
Section 1.3.   Amendments to the Base Indenture Pursuant to Section 902 of the Base Indenture.
(a)   Section 1.04(d) (Definition of Total Unencumbered Assets) of each Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
“Except as set forth in the following sentence, the Notes shall be subject to all remedies contained in the Original Indenture, as supplemented by this supplemental indenture and the Twenty-First Supplemental Indenture. Clause (5) of Section 501, Article Eight, Section 1004, Section 1005, Section 1008, Section 1009, Section 1010 and Section 1011 of the Original Indenture shall not apply to the Notes.”
(b)   Section 1.04(e) (Cross-Acceleration) of each Supplemental Indenture is hereby deleted in its entirety and replaced with “Intentionally Omitted” and all cross-references and definitions related thereto are deleted in their entirety.
(c)   Clause (4) of Section 501 (Events of Default) of the Original Indenture shall be amended and restated to read as follows:
“default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture, other than with respect to Article Eight for which any default or breach shall not constitute an event of default, with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”
(d)   Clause (5) of Section 501 (Events of Default) of the Original Indenture is hereby deleted in its entirety and replaced with “Intentionally Omitted” and all cross-references and definitions related thereto are deleted in their entirety.
(e)   Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the Original Indenture is hereby deleted in its entirety and replaced with “Intentionally Omitted” and all cross-references and definitions related thereto are deleted in their entirety.
(f)   The Original Indenture is hereby amended by deleting the following Sections of Article Ten (Covenants) of the Original Indenture:
Section 1004 (Limitations on Incurrence of Debt);

Section 1005 (Maintenance of Total Unencumbered Assets);
Section 1008 (Maintenance of Properties);
Section 1009 (Insurance);
Section 1010 (Payment of Taxes and Other Claims); and
Section 1011 (Provision of Financial Information).
All such deleted Sections are replaced with “Intentionally Omitted” and all cross-references and definitions related thereto are deleted in their entirety.
Section 1.4.   Amendments to the Consent Securities Pursuant to Section 902 of the Base Indenture.
The Consent Securities are hereby further amended to delete all provisions and all cross-references and definitions related thereto inconsistent with the amendments to the Base Indenture effected by this Supplemental Indenture.
ARTICLE TWO
MISCELLANEOUS PROVISIONS
Section 2.1.   This Supplemental Indenture shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto. Notwithstanding the foregoing, the amendments, supplements or modifications as set forth in this Supplemental Indenture shall not become operative with respect to the Consent Securities unless and until Prologis, L.P. pays to the Holders of the Consent Securities who have consented to such amendments, supplements or modifications effected by this Supplemental Indenture any applicable consent fees in accordance with, and as contemplated by, the terms of that Prospectus, dated August 31, 2022, relating to the solicitation of such consents by Prologis, L.P.
Section 2.2.   Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved. Notwithstanding the foregoing, in the case of conflict, the provisions of this Supplemental Indenture shall control.
Section 2.3.   This Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 2.4.   This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 2.5.   This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 2.6.   The Trustee shall not have any responsibility for the Recitals of the Company hereto, which Recitals are made by the Company alone, or for the validity or sufficiency of this Supplemental Indenture.
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IN WITNESS WHEREOF, the parties hereto have caused this Twenty-First Supplemental Indenture to be duly executed and the Company has attested, all as of the day and year first above written.
DUKE REALTY LIMITED PARTNERSHIP
By:Duke Realty Corporation, its general partner
By:

Name:
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Attest:
By:

Name:
Title:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee as aforesaid
By:

Name:
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Attest:
By:

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